Exhibit 10.2

FRAMEWORK AGREEMENT

FORWARD PHARMA A/S

BETWEEN

Nordic Biotech K/S

Nordic Biotech Opportunity Fund K/S

BML Healthcare I, L.P.

NB FP Investment K/S

NB FP Investment II K/S

AND

Forward Pharma A/S

DATED 11/7/2014

CONTENTS

1.	Definitions	7
2.	Purpose and general provisions	10
3.	Timeline	11
4.	Shareholder items	12
5.	Board items	17
6.	Over-Allotment Option	21
7.	General power of attorney	21
8.	Confidentiality	22
9.	Assignment	23
10.	Costs and expenses	23
11.	Governing law and arbitration	23
12.	Miscellaneous	24

APPENDICES

Appendix 3.1:	Step-plan

Appendix 4.1.1:	Minutes of general meeting (increase of share capital pursuant to the Investment Agreement)

Appendix 4.2.1:	Minutes of general meeting (conversion of Bridge Loan and exercise of BNOPP Warrant)

Appendix 4.3.1 (a):	2014 omnibus equity incentive compensation plan

Appendix 4.3.1 (b):	Draft minutes of general meeting (authorisation of the Board to issue warrants and shares to employees etc. and adoption of 2014 omnibus equity compensation plan)

Appendix 4.4.1:	Draft minutes of general meeting (authorisations of the Board to issue new shares to be subscribed for at the IPO and in case of exercise of the Over-Allotment Option)

Appendix 4.5.1 (a):	Draft minutes of general meeting (amendments to the Articles of Association, including among others conversion of Bridge Loan II and elimination of share classes)

Appendix 4.5.1 (b):	Draft articles of association following the general meeting referred to in clause 4.5.1

Appendix 4.5.1 (c):	Example illustrating the implementation of items (i)-(v) in clause 4.5.1

Appendix 4.5.2:	Proxies from the Shareholders to Jakob Mosegaard Larsen, attorney-at-law, in relation to the general meeting referred to in clause 4.5.1

Appendix 4.5.4:	Example of the application of conversion principle

Appendix 5.1.1:	Draft minutes of Board meeting (employment of CEO and CFO, adoption of 2014 omnibus equity compensation plan, and issuance of warrants and grant of rights to deferred shares)

Appendix 5.2.1(a):	Draft rules of procedures for the Board, including guidelines for the executive management

Appendix 5.2.1(b):	Draft internal rules on trading securities issued by the Company

Appendix 5.2.1(c):	Draft internal rules on dissemination of inside information

Appendix 5.2.1(d):	Draft list of insiders

Appendix 5.2.1(e):	Draft indemnification agreement

Appendix 5.2.1(f):	D&O and POSI insurance terms

Appendix 5.2.1(g):	Draft minutes of Board meeting (adoption of internal rules and execution/authorization of execution of certain agreements)

Appendix 5.3.1(a):	Draft Underwriting Agreement

Appendix 5.3.1(b):	Draft Deposit Agreement

Appendix 5.3.1(c):	Draft minutes of Board meeting (exercise of authorisation to issue new shares to be subscribed for at the IPO and approval of certain documents)

Appendix 5.4.1:	Draft minutes of Board meeting (approval of IPO Subscription Price and IPO Offer Price and allocation of American Depositary Shares)

Appendix 5.5.1:	Post-IPO Articles of Association

Appendix 5.6.1:	Draft letter to warrant holders (information about the revised articles of association of the Company)

Appendix 9.1	Lock-up agreements

FRAMEWORK AGREEMENT

ENTERED INTO BETWEEN

Nordic Biotech K/S

Company registration no. 26290724

Østergade 24A, first floor

1100 Copenhagen K

Denmark

(“NB”)

Nordic Biotech Opportunity Fund K/S

Company registration no. 31262488

Østergade 24A, first floor

1100 Copenhagen K

Denmark

(“NBOPP”)

NB FP Investment K/S

Company registration no. 34902038

Østergade 24A, first floor

1100 Copenhagen K

Denmark

(“NBFPI”)

NB FP Investment II K/S

Company registration no. 35867899

Østergade 24A, first floor

1100 Copenhagen K

Denmark

(“NBFPI2”)

BML Healthcare I, L.P.

c/o Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, County of New Castle, Delaware

United States

(“BML”)

AND

Forward Pharma A/S

Company registration no. 28865880

Østergade 24A, first floor

1100 Copenhagen K

Denmark.

(“Company”)

1.             DEFINITIONS

1.1          In this Agreement the following words and expressions shall have the following meanings, unless the context otherwise requires:

American Depositary Shares	American depositary shares created under the Deposit Agreement representing rights with respect to shares in the Company deposited with the Depositary under the Deposit Agreement.

Agreement	This framework agreement, including appendices.

Articles of Association	The articles of association of the Company dated 20 June 2014.

Board	The board of directors of the Company.

Bridge Loan	The convertible loan provided by NBOPP to the Company pursuant to the Loan Note.

Bridge Loan II	The convertible loan provided by NBFPI2 to the Company pursuant to the Loan Note II.

Deposit Agreement	The deposit agreement contemplated to be completed between, among others, the Company and the Depositary (as depositary) as set out in clause 5.3.1.

Depositary	Bank of New York Mellon.

Investment Agreement	The investment agreement entered into between the Shareholders (other than NBFPI2) and the Company, dated 19 January 2013.

IPO	Has the meaning set out in clause 2.1.

IPO Offer Price	The price at which American Depositary Shares are sold by the Underwriters to eligible investors at the IPO.

IPO Subscription Price

The IPO Offer Price minus the underwriting discount/commission of the Underwriters (excluding any subscription of shares (to be delivered in the form of American Depositary Shares) pursuant to the Over-Allotment Option).

Loan Note	The convertible loan note entered into between the Company and NBOPP in October 2013 with a principal amount of DKK 13,775,000.

Loan Note II	The convertible loan note dated 30 May 2014 entered into between the Company and NBFPI2 with a principal amount of EUR 8,350,000.

NBOPP Warrant

NBOPP’s right to subscribe for up to 138.010 class A shares in the Company in accordance with clause 2.2 of the shareholders agreement entered into between the Shareholders (other than NBFPI2) and the Company, dated 19 January 2013.

Over-Allotment Option

An over-allotment option to be granted by the Company to the Underwriters pursuant to the Underwriting Agreement to subscribe for (or have the Depositary subscribe for) additional new shares (to be delivered in the form of American Depositary Shares) in a number equal to up to 15 per cent of the initial offering size. The Over-Allotment Option may be exercised fully or in part, on multiple occasions within 30 calendar days after the date of the Underwriting Agreement. The exercise, if any, of the Over-Allotment Option shall take place at the IPO Subscription Price.

Parties	The Shareholders, NBFPI2, the Company, and the members of the Board, collectively.

Post-IPO Articles of Association	The articles of association expected to come in force immediately upon closing and settlement of the IPO.

Shareholders	NB, NBOPP, NBFPI, BML and (automatically upon conversion of the Bridge Loan II into shares in the Company) NBFPI2, collectively.

Shareholders’ Agreement	The shareholders’ agreement dated 30 May 2014 entered into between NB, NBOPP, NBFPI, NBFPI2 and BML regarding the Company.

Underwriters	Leerink Partners LLC and each of the other underwriters named in schedule A to the Underwriting Agreement, collectively.

Underwriting Agreement	The underwriting agreement to be completed between the Company and the Underwriters as set out in clause 5.3.1.

2.             PURPOSE AND GENERAL PROVISIONS

2.1          The Company is preparing an initial public offering of American Depositary Shares to be listed on the NASDAQ Global Market, New York (the “IPO”). As part of said preparation a series of steps, implying among others the adoption of changes to the Company’s capital structure and Articles of Association must be completed.

2.2          It is the purpose of this Agreement to set forth the terms and conditions which shall apply to the implementation of the steps referred to in clause 2.1. The Agreement shall be binding not only to the Shareholders but also to the Company and the members of the Board. The members of the Board shall confirm their own and the Company’s adherence to the Agreement by co-signing the Agreement.

2.3          Each of the Shareholders shall vote in favour of all general meeting resolutions and any other resolutions and procure each of its elected members of the Board to give effect to this Agreement, including that each of the Shareholders waive any and all pre-emption rights and similar rights which otherwise might prevent any issue of shares contemplated under this Agreement. Correspondingly, the members of the Board and the Company shall give full effect to this Agreement.

2.4          Each of the Parties shall at its own cost, on being reasonably required to do so by any of the other Parties, perform, or procure the performance of, all further acts, and execute and deliver, or procure the execution and delivery, of all documents which the requesting Party may reasonably consider necessary or desirable for giving full effect to this Agreement or for securing the full benefit of the rights, powers and remedies given to the Parties under this Agreement.

3.             TIMELINE

3.1          The high level timetable below outlines indicative dates for the implementation of the steps referred to in clause 2.1, while a more detailed, indicative step-plan is attached to this Agreement as appendix 3.1:

Item	Date	Clause
Capital increase pursuant to the Investment Agreement	13 March 2014	4.1
Conversion of the Bridge Loan and exercise of the NBOPP Warrant	17 March 2014	4.2.1
Conclusion of lock-up agreements by the Share-holders, members of the Board and the executive management	8 April 2014	9.1
Conclusion of Loan Note II	30 May 2014	4.2.2
Authorisation of the Board to issue warrants and shares to employees etc.	July 2014	4.3
Employment of CEO and CFO, adoption of compensation plan and issuance of warrants	July 2014	5.1
Authorisation of the Board to issue new shares (to be delivered in the form of American Depositary Shares) to be subscribed for at the IPO and in case of exercise of the Over-Allotment Option	July 2014	4.4
Adoption of internal rules and guidelines and execution/authorization of execution of certain agreements	July/August 2014	5.2
Exercise of authorisation to issue new shares to be subscribed for at the IPO (in the form of American Depositary Shares) and approval of certain documents	July/August 2014	5.3
Amendments to the Articles of Association, including conversion of Bridge Loan II and elimination of share classes	August 2014	4.5.1
Determination of binding IPO Subscription Price and IPO Offer Price and allocation of American Depositary Shares	August 2014	5.4

Termination of the Shareholders Agreement	August 2014	4.6
Dispatch of letter to warrant holders	August/September 2014	5.6

4.             SHAREHOLDER ITEMS

4.1          Capital increase pursuant to the Investment Agreement

4.1.1       On 13 March 2014 NBFPI has subscribed for a total of 8,841 B shares in the Company against payment of DKK 10,408,951 as set out in the minutes of extraordinary general meeting in the Company attached hereto as appendix 4.1.1 and in accordance with the Investment Agreement.

4.1.2       Following the subscription of shares, payment of the subscription price and registration of the capital increase with the Danish Business Authority, which occurred on 27 March 2014, in accordance with clause 4.1.1 above, no further subscription of shares may take place pursuant to the Investment Agreement.

4.2          Bridge loans and exercise of the NBOPP Warrant

4.2.1       On 17 March 2014 NBOPP has converted the Bridge Loan to share capital in the Company in accordance with clause 3.3 of the Loan Note and as set out in the minutes of extraordinary general meeting in the Company attached hereto as appendix 4.2.1. As appears from the minutes, the conversion of the principal amount, DKK 13,775,000, entitled NBOPP to subscribe for 137,750 class A shares. The remaining 260 class A shares, which NBOPP was entitled to subscribe for under the NBOPP Warrant, were subscribed for by cash contribution. At the date of the conversion, the Company paid the accrued, unpaid interest on the Bridge Loan to NBOPP, in the amount of DKK 1,048,430.

4.2.2       On 30 May 2014 the Company and NBFPI2 have entered into a convertible loan agreement (Loan Note II) regarding NBFPI2’s grant of a convertible loan facility to the Company in the principal amount of EUR 8,350,000, convertible into ordinary shares in the Company upon the occurrence of an IPO on or before 31 December 2014. The Loan Note II has been approved by all Shareholders.

4.3          Authorisation of the Board to issue warrants and shares to employees etc. and approval of compensation plan

4.3.1       In July 2014 (or at such other point in time as decided by the Board) an extraordinary general meeting shall be held in the Company on which it is resolved to adopt the draft 2014 omnibus equity incentive compensation plan attached hereto as appendix 4.3.1 (a) and authorise the Board in two separate authorizations to

(i)            issue up to 120,000 warrants, each warrant entitling the holder to subscribe for up to, and including, nominally DKK 120,000 A shares, to employees, members of the Board, members of the management, and consultants of the Company and/or its subsidiaries; and

(ii)           issue and up to nominally DKK 120,000 A shares to employees, members of the Board, members of the management, and consultants of the Company and/or its subsidiaries.

A copy of the draft minutes of the extraordinary general meeting is attached hereto as appendix 4.3.1 (b).

4.4          Authorisation of the Board to issue new shares to be subscribed for at the IPO

4.4.1       In July 2014 (or at such other point in time as decided by the Board) an extraordinary general meeting shall be held in the Company on which it is resolved to authorise the Board in two separate authorizations to

(i)            issue new shares without pre-emption rights for existing shareholders and to be subscribed for by the Depositary at the request of the Underwriters at the IPO (and delivered to the Underwriters in the form of American Depositary Shares); and

(ii)           issue new shares without pre-emption rights for existing shareholders and to be subscribed for by the Depositary at the request of the Underwriters (and delivered to the Underwriters in the form of American Depositary Shares) pursuant to the Over-Allotment Option provided by the Company to the Underwriter, cf. clause 6, in accordance with the draft minutes attached hereto as appendix 4.4.1.

4.4.2       The authorization provided to the Board pursuant to clause 4.4.1(i) may and shall be used by the Board only to issue shares to be subscribed for by the Depositary at the request of the Underwriters (and delivered to the Underwriters in the form of American Depositary Shares) at the IPO, whereas the authorization provided to the Board pursuant to clause 4.4.1(ii) may and shall be used by the Board only to issue shares to be subscribed for by the Depositary at the request of the Underwriters (and delivered to the Underwriters in the form of American Depositary Shares) pursuant to the Over-Allotment Option provided by the Company to the Underwriters, cf. clause 6. The authorizations may not be used for any other purposes.

4.5          Amendments to the Articles of Association, including conversion of Bridge Loan II and elimination of share classes

4.5.1       Immediately prior to the Board’s approval of the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors (which shall be subject to satisfaction of the conditions for admission to trading set by the NASDAQ Global Market, New York, and the conditions set forth in the Underwriting Agreement), an extraordinary general meeting shall be held in the Company on which it is, among others, resolved to

(i)            issue class A bonus shares to the class B shareholders;

(ii)           convert all shares in the Company to one share class;

(iii)          convert any bridge financing obtained by the Company, including the Bridge Loan II, into shares in the Company with a discount of up to 15 per cent relative to the IPO Offer Price;

(iv)          issue bonus shares to all Shareholders to such extent that the undiluted nominal share capital of the Company will amount to DKK 3,333,333 (or such other amount as decided by the Board), excluding, however, any shares that may be issued pursuant to exercise of warrants;

(v)           carry out a split of the shares to the effect that each share of nominally DKK 1.00 is split into 20 shares of nominally DKK 0.05 (or such other number of shares as decided by the Board) after which there will be 66,666,660 shares in the Company of nominally DKK 0.05 (or such other number of shares as decided by the Board);

(vi)          cancel the Board’s authorization to issue up to 150,000 class B shares pursuant to article 4Q of the Articles of Association;

(vii)         authorise the Board to resolve to distribute extraordinary dividends;

(viii)        authorise the Board to have the Company acquire its own shares (directly or through acquisition of American Depositary Shares which are then surrendered to the Depository enabling the Company to take delivery of the underlying shares represented by the American Depository Shares, which can then be cancelled at a general meeting);

(ix)          authorise the Board to issue new shares without pre-emption rights for existing shareholders at a price determined by the Board and which may be lower than the market price; and

(x)           make certain other changes to the Articles of Association,

all in accordance with the draft minutes attached hereto as appendix 4.5.1(a) and the draft articles of association attached hereto as appendix 4.5.1(b).

The Board shall cause the resolutions set out in the attached minutes (appendix 4.5.1(a)) and the attached articles of association (appendix 4.5.1(b)) to be registered with the Danish Business Authority as soon as possible after the holding of the general meeting.

An example illustrating the implementation of items (i)-(v) above is attached hereto as appendix 4.5.1(c).

4.5.2       The Shareholders have signed the proxies attached hereto as appendix 4.5.2, which authorize Jakob Mosegaard Larsen, attorney-at-law, (with a right of substitution) to attend and vote on their behalf on the extraordinary general meeting in the Company referred to in clause 4.5.1 above in accordance with the draft minutes also referred to in clause 4.5.1 above and attached hereto as appendix 4.5.1(a).

4.5.3       The Parties agree that the extraordinary general meeting in the Company referred to in clause 4.5.1 shall only be filed with the Danish Business Authority after and subject to the Board’s approval of the number of shares to be issued, the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors, cf. clause 5.4. If such approval and allocation do not occur, no filing with the Danish Business Authority shall take place and all decisions made at the extraordinary general meeting in the Company referred to in clause 4.5.1 shall be null and void, to the extent permissible under Danish law.

4.5.4       The issue of class A bonus shares to the class B shareholders and conversion of all shares in the Company to one share class referred to in sub-clause 4.5.1(i) and (ii) above shall be implemented under the observance of the following principle: The class B shares in the Company shall be converted to class A shares (common shares) in the Company by application of a ratio which reflects a preference payment on the class B shares of (1.375*2.73) = 3.75375 times the money paid in on the class B shares.

An example of the application of said principle (including fictive numbers chosen for illustration purposes only) is attached hereto as appendix 4.5.4.

4.6          Termination of Shareholders Agreement

4.6.1       Upon the Board’s approval of the number of shares to be issued, the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors, and satisfaction of the conditions for admission to trading set by the NASDAQ Global Market, New York, the Shareholders Agreement shall automatically terminate without further notice or other action required by the Shareholders, provided however that the Shareholders and all warrant holders shall continue to be bound be the lock-up provision set forth in clause 7.2 of the Shareholders Agreement, except to the extent separate lock-up undertakings (attached hereto as appendix 8.1) applies to such Shareholders and warrant holders, in which case such separate lock-up undertakings shall replace the lock-up provisions set forth in clause 7.2 of the Shareholders Agreement.

5.             BOARD ITEMS

5.1          Employment of CEO/CFO and adoption of compensation plan

5.1.1       In July 2014 (or at such other point in time as decided by the Board) a board meeting shall be held in the Company on which it is resolved to

(i)            approve employments of a CEO and CFO and to conclude employment agreements with the CEO and CFO;

(ii)           adopt the draft 2014 omnibus equity incentive compensation plan attached hereto as appendix 4.3.1 (a); and

(iii)          issue warrants and grant a right to deferred shares under the omnibus equity incentive compensation plan to each of the CEO and CFO based on the authorisation of the Board in clause 4.3.1 and to conclude pertaining Award Agreements (as defined in the omnibus incentive compensation plan) with each of the CEO and CFO.

A copy of the draft minutes of the board meeting is attached hereto as appendix 5.1.1.

5.2          Adoption of internal rules and guidelines and execution of certain agreements

5.2.1       In July 2014 (or at such other point in time as decided by the Board) a board meeting shall be held in the Company on which it is resolved to

(i)            adopt the draft rules of procedures for the Board, including guidelines for the executive management, attached hereto as appendix 5.2.1 (a);

(ii)           adopt the draft internal rules to prevent the misuse of inside information attached hereto as appendices 5.2.1(b),(c) and (d);

(iii)          approve and execute the indemnification agreements with all members of the Board and the executive management substantially in the form attached hereto as appendix 5.2.1(e); and

(iv)          approve the taking out oft prospectus liability insurance and D&O insurance substantially in the form attached hereto as appendix 5.2.1(f),

all in accordance with the draft minutes attached hereto as appendix 5.2.1(g).

5.2.2       It is noted that

•              the rules of procedures for the Board, including guidelines for the executive management, and the service agreement referred to in clause 5.2.1 above, will only enter into force subject to and with effect from the Board’s approval of the number of shares to be issued, the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors, and satisfaction of the conditions for admission to trading set by the NASDAQ Global Market, New York;

•              the internal rules of procedures to prevent the misuse of inside information referred to in clause 5.2.1 above, will only enter into force subject to and with effect from the date where the Company has submitted its final application for admission to trade on NASDAQ Global Market; and

•              the indemnification agreements, the prospectus liability insurance and the D&O insurance referred to in clause 5.2.1 above will only enter into force subject to the Board’s approval of the number of shares to be issued, the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors, and satisfaction of the conditions for admission to trading set by the NASDAQ Global Market, New York and the conditions set forth in the Underwriting Agreement, but with retroactive effect from the first public filing of the prospectus.

5.2.3       The Shareholders hereby expressly confirm that indemnification agreements (substantially in the form attached hereto as appendix 5.2.1 (e)) shall be concluded between the Company and the members of the Board and the management board in accordance with clause 5.2.1 and waive any and all objects in relation the Board’s competence to act on behalf of the Company in accordance with clause 5.2.1.

5.3          Exercise of authorisation to issue new shares to be subscribed for at the IPO and approval of certain documents

5.3.1       In July/August 2014 (or at such other point in time as decided by the Board) a board meeting shall be held in the Company on which it is resolved to

(i)            exercise the authorization granted to the Board to issue new shares without pre-emption rights for existing shareholders and to be subscribed for by the Underwriters or the Depositary at the request of the Underwriters (and delivered to the Underwriters in the form of American Depositary Shares) at the IPO;

(ii)           approve the F-1 Registration Statement (including filing range and number of American Depositary Shares offered) in final form, the filing hereof with the US Securities and Exchange Commission, and any other offering materials;

(iii)          approve and authorize the execution of the listing agreement to be concluded between the Company and NASDAQ;

(iv)          approve and authorize the execution of the transfer agreement to be concluded with Computershare or Danske Bank, if any;

(v)           approve and authorize the execution of the Underwriting Agreement, substantially in the form attached hereto as appendix 5.3.1(a);

(vi)          approve and authorize the execution of a deposit agreement with BNY Mellon regarding deposits of shares and issue of American Depositary Shares, substantially in the form attached hereto as appendix 5.3.1(b); and

(vii)         approve and/or execute all other documents necessary or desirable in relation to the foregoing,

all in accordance with the draft minutes attached hereto as appendix 5.3.1(c).

5.4          Determination of the number of shares to be issued, binding IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares

5.4.1       Upon completion of the subscription/book building period a board meeting shall be held in the Company on which the number of shares to be issued, the IPO Subscription Price and IPO Offer Price and the allocation of American Depositary Shares to eligible investors are approved in accordance with the draft minutes attached hereto as appendix 5.4.1. It is noted, that the Underwriters or the Depositary at the request of the Underwriters will subscribe for all of the shares in the Company offered in connection with the IPO and that the Depositary will deliver American Depositary Shares to the Underwriters, which will be allocated to the investors, all subject to the terms and conditions of the Underwriting Agreement and the Deposit Agreement.

5.5          Registration of Capital Increase and update of register of shareholders

5.5.1       Upon closing of the IPO scheduled to take place on T+3, the Board shall cause the capital increase and the new Post-IPO Articles of Association substantially in the form attached hereto as appendix 5.5.1, to be registered with the Danish Business

Authority as soon as the Company has received confirmation that the amount to be paid to the Company as payment for the shares subscribed for at the IPO has been credited and deposited in full on the agreed subscription bank account in accordance with the terms and conditions of the Underwriting Agreement and the Deposit Agreement. Further, the Board shall sign an updated copy of the register of shareholders of the Company reflecting the capital increase.

5.6          Letter to warrant holders

5.6.1       Following the adoption and registration with the Danish Business Authority of the amended articles of association attached hereto as appendix 4.5.1 (b), the Board shall procure that a letter, substantially in the form attached hereto as appendix 5.6.1, is sent to each person holding warrants to subscribe for shares in the Company informing such person about the amendments made to the warrant terms (by the amendment of the articles of association) and that such amendments are merely of a formal nature and do not imply any changes to the substance of the warrant terms.

6.             OVER-ALLOTMENT OPTION

6.1          The Underwriter will, in the Underwriting Agreement, be granted an option to subscribe for or have the Depositary subscribe for additional new shares (to be delivered by the Depositary in the form of American Depositary Shares) in a number equal to up to 15% of the initial offering size (the “Over-Allotment Option”). The Over-Allotment Option may be exercised fully or in part, on multiple occasions within 30 calendar days after the date of the Underwriting Agreement. The exercise of the Over-Allotment Option shall be made as an issue of new shares pursuant to an authorization to the Board as set out in clause 4.3 at the IPO Subscription Price.

7.             GENERAL POWER OF ATTORNEY

7.1          The Parties hereby irrevocably authorize Florian Schönharting (acting alone and with a right of substitution), in his sole discretion, to on behalf of each of the Parties (a) complete and make all such amendments as Florian Schönharting may reasonably consider required or appropriate to the IPO structure, appendices to this Agreement prior to the Parties’ execution of said appendices, or otherwise and (b) perform, or procure the performance of, all further acts, and execute and deliver, or procure the execution and delivery, of all additional documents, certificates, notices, requests or other communications on behalf of each of the Parties (including but not limited to all appendices to this Agreement), which Florian Schönharting, in his sole discretion, may reasonably consider required or appropriate for giving full effect to this Agreement or for securing the full benefit of the rights, powers and remedies given to the Parties under this Agreement and the completion of the IPO.

7.2          In case of material breach of this Agreement by any of the Shareholders, Florian Schönharting (with a right of substitution) shall automatically be constituted the agent for such breaching Shareholder with respect to such Shareholder’s obligations pursuant to this Agreement, and each of the Shareholders hereby appoint Florian Schönharting (acting alone and with a right of substitution) as their true and lawful attorney to execute any documents on their behalf required in connection with this Agreement if any of them should become a breaching shareholder and undertake to ratify whatever Florian Schönharting (with a right of substitution) shall lawfully do pursuant to such power of attorney.

7.3          The Shareholders hereby waive any and all objects in relation the Board’s competence to act on behalf of the Company in any decision by the Board as contemplated by this Agreement and the attached draft minutes of board resolutions.

8.             CONFIDENTIALITY

8.1          The Parties agree that the terms and conditions of this Agreement, including its existence and the negotiations relating hereto, shall be considered confidential information and shall not be disclosed by the Parties to any third party except if such disclosure takes place with the consent of the other Parties or as set forth below in this clause 8.

8.2          Irrespective of clause 8.1, the Company may disclose such parts of the Agreement (including any appendices hereto) as it deems necessary or appropriate in any documentation to be filed by the Company to authorities and/or the NASDAQ Global Market in connection with the preparation and completion of the IPO.

8.3          Further, irrespective of of clause 8.1, any Party may disclose any information comprised by clause 8.1, (a) if and to the extent required by law or for the purpose of any judicial proceedings between the Parties; (b) if and to the extent required by any securities exchange or regulatory or governmental body to which that Party is subject or submits, wherever situated, whether or not the requirement for information has the force of law; and (c) to its professional advisers, investment committees, investors, board members, auditors and bankers.

9.             ASSIGNMENT

9.1          Irrespective of clause 7 in the Shareholders Agreement none of the shareholders shall be entitled to transfer or assign any part of their shareholdings in the Company prior to the IPO (or such point in time where the Parties have decided to discontinue the process towards the IPO). Following the IPO, any transfer of shares by the Shareholders shall take place in accordance with lock-up agreements attached hereto as appendix 9.1 and attached to the Underwriting Agreement.

9.2          None of the Shareholders shall be entitled to assign all or any part of its rights and obligations under this Agreement.

10.          COSTS AND EXPENSES

10.1        The Company shall pay all fees and expenses to Nielsen Nørager Law Firm LLP with respect to the drafting, negotiation and execution of this Agreement and all other documentation and actions prepared or taken in connection with the transactions contemplated hereunder.

11.          GOVERNING LAW AND ARBITRATION

11.1        This Agreement shall be governed by and construed in accordance with Danish law.

11.2        Any dispute arising out of or in connection with this Agreement, its conclusion, performance, construction or termination shall - if such dispute cannot be settled amicably - be decided with final and binding effect by arbitration in accordance with the rules of procedure of the Danish Institute of Arbitration (Copenhagen Arbitration). The arbitral tribunal shall be composed of three arbitrators. Each party shall appoint one arbitrator and the institute shall appoint the chairman of the arbitral tribunal. Where a dispute shall include more than two parties, all three arbitrators shall be appointed by the institute, except otherwise agreed by all parties to such dispute.

11.3        The place of arbitration shall be Copenhagen and the language of the arbitration shall be English unless otherwise agreed between the parties. The arbitration, documents relating to the same and the decision of the arbitration shall be kept confidential.

12.          MISCELLANEOUS

12.1        Severability

12.1.1     If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, this shall not affect or impair:

(i)            the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or

(ii)           the legality, validity or enforceability under the laws of any other jurisdiction of that or any other provision of this Agreement.

If a provision of this Agreement is or becomes invalid, illegal or unenforceable or if an illegal or unenforceable provision affects the entire nature of this Agreement, each of the Parties shall use its best endeavours to promptly negotiate a legally valid replacement provision.

12.2        Entire Agreement

12.2.1     This Agreement and any other documents referred to in this Agreement constitute the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement. Neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

12.3        No Third-Party Beneficiaries

12.3.1     With the exception of the Parties to this Agreement, no other person has a right to claim a beneficial interest in this Agreement or in any rights occurring by virtue of this Agreement.

12.4        Legal Relationship

12.4.1     Nothing in this Agreement shall be deemed to constitute a partnership or an agency partnership between the Parties.

-o0o-

[THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE TO FOLLOW]

11/7/2014

For Nordic Biotech K/S by Nordic Biotech General Partner ApS:

/s/ Florian Schönharting
Florian Schönharting

For Nordic Biotech Opportunity Fund K/S by Nordic Biotech General Partner ApS:

/s/ Florian Schönharting
Florian Schönharting

For BML Healthcare I, L.P.:

/s/ Torsten Goesch
By:
Name:	Torsten Goesch
Title:	Director

For NB FP Investment K/S by NB FP Investment General Partner ApS:

/s/ Florian Schönharting
Florian Schönharting

For NB FP Investment K/S II by NB FP Investment General Partner ApS:

/s/ Florian Schönharting
Florian Schönharting

The members of the Board hereby confirm their own and the Company’s adherence to the Agreement:

/s/ Florian Schönharting	/s/ Torsten Goesch
Florian Schönharting	Torsten Goesch

/s/ Kevin Buchi
Kevin Buchi

APPENDIX 5.2.1(a) - Draft rules of procedures for the Board, including guidelines for the executive management

RULES OF PROCEDURE

FOR THE BOARD OF DIRECTORS OF FORWARD PHARMA A/S

DATED [•] 2014

RULES OF PROCEDURE

FOR

THE BOARD OF DIRECTORS OF FORWARD PHARMA A/S

(Company registration no. (CVR) 28865880)

1                      THE BOARD OF DIRECTORS: COMPOSITION, CONSTITUTION, ETC

1.1            Pursuant to Article 9.2 of the Articles of Association, the Board of Directors shall consist of 3-6 members elected by the shareholders. Each such board member shall be elected at the annual shareholders’ meeting of the company and shall be elected for a term of office of one year. Directors may be re-elected.

Only persons younger than 70 years at the time of election can be elected to the Board of Directors.

In addition to the Board members elected by the shareholders, the employees of the Company may be entitled to elect one or more members to the Board of Directors under mandatory principles of Danish law on employee and group representation. Currently, the employees are not entitled to elect any members to the Board of Directors.

Prior to any election, including re-election, of members to the Board of Directors by the shareholders, information about each board candidate’s managerial posts held in other commercial enterprises, excluding wholly-owned and/or controlled subsidiaries. Similar information is disclosed in the annual report of the company.

1.2            The chairman shall serve as the liaison between the other members of the Board of Directors and the Executive Management, and shall act as the spokesperson for the Board of Directors.

In case of the chairman’s permanent absence the Board of Directors shall elect a new chairman until the next shareholders’ meeting.

1.4            Pursuant to Article 12.1 of the Articles of Association, the company shall be bound (i) by the joint signatures of the Chairman and a member of the Board of Directors, (ii) by the joint signatures of the Chairman and a member of the Executive Management, or (iii) by the joint signatures of all the members of Board of Directors.

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2                      BOARD MEETINGS

2.1            Number and notice of meetings

The Board of Directors shall meet when deemed necessary by the chairman and upon request of a board member, a member of the Executive Management or the auditors.

The Board of Directors shall endeavour to hold 4-6 ordinary board meetings each year. To the extent possible a meeting schedule for the ordinary board meetings in a given calendar year must be scheduled one year ahead of the commencement of the calendar year in question.

Meetings shall normally be convened with at least one week’s prior notice together with an agenda for the meeting. The notice must be forwarded by delivery and/or by electronic mail to all board members. Any written material relating to the agenda items shall, to the extent possible, be forwarded to the members together with the notice convening the meeting.

Under special circumstances, a board resolution may be passed by voting by phone, by writing or electronically. In such cases the proposed resolution shall be forwarded to all board members and the chairman shall subsequently seek to obtain a written or oral statement from all board members and arrange for the recording of the resolution in the minute book. Further, an agenda and written materials related thereto may, in special circumstances, be forwarded to board members at any time prior to the meeting.

2.2            Other persons participating in board meetings

Unless otherwise resolved by the Board of Directors from time to time, any member of the Executive Management shall be entitled to attend and speak at board meetings.

The Board of Directors may appoint a secretary. Unless otherwise decided by the Board of Directors, the secretary shall attend all board meetings, take minutes of such meetings and attend to all such other matters resting with such person pursuant to these Rules of Procedure or assigned to such person by the Board of Directors or by the chairman.

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The auditors are obligated to attend the board meeting at which the annual reports of the company are being presented. The auditors shall inter alia make a statement on whether the annual accounts, together with any consolidated annual accounts, in their opinion give a true and fair view of the assets and liabilities, the financial position and the result of the company. At the same meeting, the auditors shall provide a statement on whether the annual report contains a reliable outline of the development of the company’s financial activities and situation, and whether it generally complies with the requirements of the Danish Financial Statements Act (in Danish: årsregnskabsloven).

The auditors shall be entitled to attend board meetings for the discussion of an agenda item that have specifically been included on the agenda on the request of the auditors, and each board member shall be entitled to request the presence of the auditors at any board meeting.

2.3            Agenda

Normally, the agenda of each board meeting shall include at least the following items:

1.                                      Presentation of the minute book with minutes of the most recent board meeting for approval and signature.

2.                                      Presentation of the audit book for review and signature where relevant, and decision on any entries made since the latest board meeting.

3.                                      Account by Executive Management of the business of the company since the latest board meeting, material business transactions which have occurred or are expected, expectations to the remaining part of the financial year and special risks, if any. The review may be wholly or partly in writing.

4.                                      Decisions on specific transactions requiring the approval of the Board of Directors.

5.                                      Any other business.

2.4            In addition, the agenda must include items on the approval of budgets and accounts, including quarterly accounts, in accordance with clauses 8.1-8.3. In connection with these meetings the Audit Committee shall also make a statement to the Board of Directors.

2.5            At the board meeting where the Board of Directors considers the annual report, the agenda must include the following additional items:

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1.                                      Decision on Executive Management’s account of whether the company’s and the group’s capital resources are at an appropriate level as compared to operations.

2.                                      Decision on the agenda of the annual shareholders’ meeting, including election of board members, appointment of auditor and election of chairman of said meeting.

3.                                      Evaluation and decision of whether the company should establish a function handling internal audit.

2.6            Furthermore, the following items must be included on the board agenda sometime during the year:

1.                                      Account by Executive Management of the overall insurance situation of the company as well as the group containing a description of the overall principles for the insurance coverage within each individual insurance area, supplemented by a statement from Executive Management and an independent insurance broker to the effect that the insurance coverage is deemed sufficient and adequate.

2.                                      A review, if appropriate, of the Rules of Procedure for the Board of Directors.

3.                                      A review, if appropriate, of the guidelines of the Board of Directors for Executive Management’s management of the company and the group.

4.                                      The overall goals, strategies, action plans and policies on stakeholder responsibility of the company, including whether the necessary competences and financial resources are available for the company to achieve its strategic objectives.

5.                                      Identification and analysis of the most important business risks associated with the realization of the company’s strategy and overall goals as well as the risks associated with financial reporting.

6.                                      Decision on whether the company’s capital and share structure continue to be in the interests of the shareholders and the company.

7.                                      The company’s general management and organization.

8.                                      Performance evaluation, including evaluation of the competencies represented in the Board of Directors, the number of members of the Board of directors and the independence of the members of the Board of Directors.

2.7            Quorum, etc.

The chairman shall preside at board meetings and shall ensure implementation of resolutions passed.

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The Board of Directors forms a quorum when more than half of its members are present. However, resolutions cannot be passed unless all the board members, as far as possible, have been given access to participate in the transaction of the business.

Resolutions are passed by a simple majority of votes. In case of a parity of votes, the chairman shall have the casting vote.

2.8            Conflicts of interest

The Board of Directors shall approve any agreements made between a board member or a member of Executive Management and the company or one of its subsidiaries as well as any agreements entered into between the company or its subsidiaries and a third party in which a board member or a member of Executive Management is deemed to have an interest which may be contrary to the interests of the company or its subsidiaries.

A board member or a member of Executive Management shall not be entitled to be present during discussions of issues where, on the one part, said board member or member of Executive Management and, on the other part, the company or its subsidiaries are counterparts, nor in the consideration of any other issue in connection with which the board member or the member of Executive Management, in the opinion of the other board members, is deemed to have interests which may be contrary to the interests of the company. Prior to the transaction of such business, the affected member of the Board of Directors/Executive Management shall be given the opportunity to render a short, written statement on the subject matter.

2.9            The minute book

The Board of Directors shall keep minutes of its meetings and any resolutions passed at board meetings (the minute book). The minutes shall be presented for approval and be signed at the following board meeting. See also clause 10.2 below.

Where a board member or a member of Executive Management disagrees with the resolution passed, such board member or member of Executive Management shall be entitled to have his or her opinion recorded in the minute book.

To the extent possible, draft of minutes of a board meeting shall be forwarded to the board members not later than 8 days after said board meeting.

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2.10     Confidentiality

The discussions of the Board of Directors are confidential and each board member is bound to observe professional secrecy to any information received in his or her capacity as a board member unless such information is to become public on the decision of the Board of Directors. Any person attending board meetings shall be subject to the same secrecy obligation. Violation of this secrecy obligation shall be under liability to pay damages and under the penalty of applicable law.

Each individual board member is responsible for treating as confidential and storing safely all material received in his or her capacity as a member of the Board of Directors.

Upon the resignation or retirement of a board member, said member shall return to the chairman all material received in his or her capacity as a board member, and still in the possession of such member. Alternatively, the retiring board member shall effectively destroy the said material, including electronically erasure, and provide a written statement to the company that such destruction has taken place.

In the event of a board member’s death, his or her estate shall observe the obligation to return documents to the chairman or to destruct the documents.

3                      MANAGEMENT OF THE COMPANY

3.1            The Board of Directors

The Board of Directors is in charge of the overall and strategic management of the affairs of the company and the group.

The Board of Directors shall ensure

(a)           a proper organization of the operations of the company and the group;

(b)           that the company is managed properly and in compliance with the Danish Companies Act, the Articles of Association of the company as well as applicable law on securities trading, including any regulation issued hereunder, and any other legislation;

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(c)           that the bookkeeping and the asset management are controlled satisfactorily as compared to company needs;

(d)           that required procedures for risk management and internal controls are established;

(e)           that the Board of Directors regularly receives reporting about the financial situation of the company; and

(f)            that Executive Management performs its task in a competent manner and according to the guidelines of the Board of Directors.

The Board of Directors shall consider whether the capital resources of the company are at an appropriate level at all times compared to the operations and the financial situation of the company and the group, including that there is sufficient liquidity to meet the company’s current and future obligations as they fall due.

Upon recommendation by Executive Management, the Board of Directors shall specify the overall goals, strategies, policies and action plans of the company and the group.

3.2            Executive Management

All references to these Rules of Procedure apply to “Executive Management” registered with the Danish Business Authority unless otherwise explicitly stated.

The Board of Directors shall employ a chief executive officer (CEO) to head Executive Management. The Board of Directors may also employ additional members of Executive Management.

Executive Management is in charge of the day-to-day operations of the company. Executive Management shall comply with the guidelines and instructions which the Board of Directors has set up. The day-to-day operations do not include transactions which, by company and group standards, are unusual or of major importance. Executive Management is only authorized to undertake such transactions upon special authorization from the Board of Directors, except where such approval by the Board of Directors cannot be awaited without a major drawback to the business activities of the company. In such case, the Board of Directors must be notified as soon as possible of

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the transaction that has been made.

Executive Management shall ensure that the bookkeeping of the company is conducted under applicable rules of law and that the asset management is carried out in accordance herewith and in an adequate manner.

Furthermore, Executive Management shall ensure that the capital resources of the company are at an appropriate level at all times, including that there is sufficient liquidity to meet the company’s current and future obligations as they fall due. Executive Management is in this way at all times obligated to consider the financial situation and to ensure that the current capital resources are at an appropriate level.

Executive Management shall continuously notify the Board of Directors of significant risk factors, including strategic, organizational, business, and other risk factors of a significant nature.

The Board of Directors shall lay down the general guidelines for Executive Management’s management of the company and the group. The present guidelines are attached hereto as Schedule 1.

Executive Management may appoint one or more subordinated managers, including managers in subsidiaries, who are not members of Executive Management and who are not registered as such with the Danish Business Authority. Executive Management shall inform the Board of Directors of any such appointments.

Such managers are not subject to any special rights or obligations under these Rules of Procedure, including Schedule 1.

3.3            Supervision by the Board of Directors of Executive Management’s operations of the company and its subsidiaries

The Board of Directors primarily supervises and follows the company’s development and progress through the reporting from Executive Management, including financial statements and other interim reports as well as through discussions with the members of Executive Management at board meetings.

The chairman shall on behalf of the Board of Directors oversee the performance of Executive Management in particular, including Executive Management’s compliance

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with the guidelines included in Schedule 1, and shall at least once every year at a board meeting give a review of the conclusions of his or her supervising activities. Whenever required, the chairman shall discuss the supervisory task and its contents with the other board members.

The board of directors shall determine the terms of employment of the members of Executive Management.

Executive Management supervises the management of the company’s subsidiaries.

3.4            Committees set up by the Board of Directors

The Board of Directors may in certain cases set up ad hoc committees which shall attend to some of the tasks of the Board of Directors on behalf of the Board of Directors and subject to a duty of reporting to the Board of Directors. When setting up or appointing such committee, specific terms of reference shall be prepared for the competence and authority of such committee.

The Company will have an audit committee, the composition of which will be in compliance with the requirements of the NASDAQ rules. The audit committee shall be responsible for:

(a)                                 making recommendations on the appointment and retention of the Company’s independent registered public accounting firm which will audit our consolidated financial statements, overseeing the independent registered accounting firm’s work and advising on the determination of the independent registered accounting firm’s compensation;

(b)                                 reviewing in advance all audit services and non-audit services to be provided to the Company by its independent registered accounting firm;

(c)                                  recommending procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;

(d)                                 reviewing and discussing with management and the Company’s independent registered accounting firm the results of the annual audit;

(e)                                  conferring with management and the Company’s independent registered accounting firm about the scope, adequacy and effectiveness of the Company’s internal accounting controls, the objectivity of its financial reporting and its

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accounting policies and practices;

(f)                                   overseeing regulatory compliance and related matters; and

(g)                                  reviewing related party transaction matters.

5                      REMUNERATION

5.1            Remuneration Policies

The chairman must regularly evaluate and propose to the Board of Directors remuneration policies for members of the Board of Directors and Executive Management in the company. Furthermore, the chairmanship shall regularly evaluate and propose to the Board of Directors guidelines for incentive pay for members of the Board of Directors and Executive Management.

5.2            Board remuneration

In the calendar year preceding the annual shareholders’ meeting, the chairman shall present to the Board of Directors a proposal for remuneration of the members of the Board of Directors.

Payment of the remuneration to the members of the Board of Directors can be contingent upon final approval at the annual shareholders’ meeting where the annual accounts — in accordance with which payments are made — are approved. This means that approval is retroactive and that repayment will be necessary in case of rejection at the annual shareholders’ meeting.

6                      NOMINATION OF MEMBERS OF THE BOARD OF DIRECTORS

6.1            It is evaluated annually whether elected members of the Board of Directors shall be nominated for re-election.

The chairman provides to the Board of Directors for their consideration candidates for election to the Board of Directors.

7                      COMPANY ORGANIZATION, ETC

7.1            Upon the recommendation of Executive Management, the Board of Directors shall approve the overall organizational chart of the company as well as any amendments

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thereof.

7.2            Furthermore, the Board of Directors shall approve the general guidelines prepared by Executive Management for the company’s finance and accounting function(s), IT organization and internal controls as well as any changes thereof.

7.3            The Board of Directors annually carries out a self-evaluation of the Board’s efforts and achievements as a single body and an evaluation of each member, and its efforts and skills.

Furthermore, the Board of Directors annually evaluates Executive Management’s achievements and results, and the cooperation between Executive Management and the Board of Directors.

The evaluation is facilitated by the chairman.

It is recommended that members of the Board of Directors maintain and improve skills and competencies relevant to them as directors.

A member of the Board of Directors must without delay notify the chairman of any event, situation or circumstance that may affect that member’s skills and independence. Changes in a board members’ main employment or accession — or termination — of membership of other boards must always be reported.

8                      BUDGET AND FINANCIAL RECORDS

8.1            Budget

Not later than at the board meeting taking place each December, Executive Management shall present to the Board of Directors for approval a budget for the next financial year. The budget shall include planned operations, liquidity and balance sheet development plans, the investments of the year and the development in the financial resources of the group.

8.2            Quarterly Accounts

At a board meeting not later than 45 days after the expiry of the first, second and third quarter, respectively, Executive Management shall, if so required by applicable

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law, present the quarterly accounts for approval.

The quarterly accounts shall be prepared in accordance with the standards governing the presentation of annual accounts and include a profit and loss account for the quarter in question (year to date) and comparative figures to the corresponding period in the preceding year. The accounts shall also be compared to the approved budget and include an estimate of the year’s result as well as the financial resources of the company and the group.

In its statement, Executive Management shall describe and explain the most important deviations as compared to the approved budget and state whether the company and the group may be deemed exposed to special risks that have not been included in the budget.

8.3            Annual accounts

At a board meeting to be held not later than the month of February, Executive Management shall present a draft of the annual accounts for approval. The auditors of the company shall attend such meeting.

The Board of Directors shall ensure that the annual accounts and the consolidated annual accounts give a true and fair view of the assets and liabilities, the financial position and the result of the company and the group.

The annual accounts and the consolidated annual accounts shall be signed by the Board of Directors, Executive Management and endorsed by the auditors.

In the event that a board member or a member of Executive Management objects to the annual accounts or the consolidated annual accounts, if any, and wishes to inform the shareholders of his or her objection, notification to this effect must be made in the annual accounts and a statement to the same effect shall be made in the annual report.

9                      AUDITING

Pursuant to the Articles of Association, the annual shareholders’ meeting shall appoint one auditor every year which shall be a state-authorized public accountant.

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To the extent possible, audit of the company’s subsidiaries shall be performed by the auditor of the company or by foreign auditors in cooperation with said auditor.

The auditor shall conduct its audit of the annual accounts and the consolidated annual accounts in accordance with generally accepted auditing standards and shall perform a detailed examination of the financial records and procedures of the company and the group.

The Board of Directors and Executive Management shall provide the auditor with any documents or information which in the opinion of the auditor may be of importance in the assessment of the financial position of the company and the group.

Executive Management shall ensure that the management of each of the company’s subsidiaries are assigned a similar duty.

At least once every year (in connection with the adoption of the annual accounts), the auditor of the company shall participate in a meeting with the Board of Directors of the company, including the Audit Committee, without the Executive Management being present.

The auditor agreement and associated auditors’ fee are agreed between the company’s Board of Directors and the auditor(s) on the basis of recommendation by the Audit Committee.

10               BOOKS, RECORDS AND REGISTERS

10.1     Register of shareholders

The company’s register of shareholders is kept by [name and address], company registration number [•], which is appointed by the company as keeper of the register of shareholders, see article 2.4 of the Articles of Association of the company.

10.2     Minute books

The Board of Directors shall keep minutes of all its meetings and each page shall be numbered consecutively and entered in the minute book. A similar minute book shall be kept of the shareholder meetings of the company.

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10.3     Audit book

The Chairman of the Board of Directors shall ensure that copies of all recordings made in the audit book are forwarded immediately to all of the board members for discussion purposes and consideration at the next board meeting.

10.4     Register of major shareholders

The Board of Directors shall ensure the keeping of a register of shareholders holding shares representing five per cent or more of the voting share capital, or shares representing a nominal value of five per cent or more of the share capital.

Any notification of changes in the ownership structure to the effect that 5, 10, 15, 20, 25, 50, 90 or 100 per cent thresholds or thresholds of one-third or two-thirds of the voting rights or of the share capital are reached or no longer reached, shall immediately be recorded in the register (see Section 55 of the Danish Companies Act).

The register shall state the date of the acquisition or disposal of the shares, the number of shares held, the full name and the address of the shareholder, or in the event of undertakings, the name, company registration number and registered office of the shareholder. Furthermore the register shall state the nominal value as well as information about voting rights of the shares.

The annual report shall state the parties listed in the register and the dates of the registrations.

10.5     Guidelines on avoiding insider trading, etc.

In guidelines to the Board of Directors, Executive Management and the other employees of the company, the Board of Directors shall establish rules governing such persons’ trade in shares and other securities and related financial instruments issued by the company and dissemination of inside information.

These guidelines shall establish rules pertaining to:

1.                                      the prohibition of participating in speculative transactions regarding shares, etc. in the company

2.                                      the prohibition of trading in company shares, etc. outside restricted periods of

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time and if the person in question is in possession of internal knowledge which is likely to affect the price formation of the company’s securities, as well as

3.                                      preventing internal knowledge from becoming accessible to others than those needing the information.

The existing guidelines are attached as Schedule 2 A-B.

10.7     Keeping registers, records and books

The Executive Management shall on behalf of the Board of Directors keep the registers, etc. mentioned under clauses 10.2-10.5. Further, the Executive Management shall ensure the proper keeping of the register of shareholders.

11               COMMUNICATIONS FROM THE COMPANY

11.1     The Board of Directors shall lay down general guidelines for the disclosure of information on the affairs of the company and its subsidiaries to the company’s employees, shareholders, the public, and NASDAQ.

11.2     The Board of Directors shall ensure that disclosure of information on material matters relating to the company and its subsidiaries, and information that may affect the price of the shares, etc. issued by the company, is made in accordance with applicable laws and regulations including the U.S. securities laws.

11.3     The Board of Directors shall ensure compliance at all times by the company and its subsidiaries of the applicable U.S. securities laws, applicable NASDAQ rules and the reporting rules in Section 58, cf. Section 55 and 56, of the Danish Companies Act (once Section 58 of the Danish Companies Act has entered into force).

12               AMENDMENTS TO THESE RULES OF PROCEDURE

12.1     Any proposal to amend these Rules of Procedure shall be subject to a simple majority vote by the Board of Directors in favor of such proposed amendment.

Adopted at the board meeting held on [•], subject to and with effect from the Board of Directors’ approval of the offer price and the allocation of offer shares to eligible investors in connection with the initial public offering of the company’s shares on the NASDAQ Stock

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Market, and satisfaction of the conditions for admission to trading on the NASDAQ Stock Market.

Members of the board of directors:

Florian Schönharting, chairman	Torsten Goesch

John Kevin Buchi

Members of the Executive Management:

Name:	Name:
Title:	Title:

Name:
Title:

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SCHEDULE 1

GUIDELINES

FOR THE EXECUTIVE MANAGEMENT OF FORWARD PHARMA A/S

DATED [•] 2014

1.                   PURPOSE AND DESCRIPTION OF FUNCTIONS

1.1            The purpose of these Guidelines is to lay down the rules of procedure for the work in Forward Pharma A/S (“the Company”) carried out by the Executive Management of the Company. The Executive Management comprises all managers of the Company who are notified as such to the Danish Business Authority (in Danish: “Erhvervsstyrelsen”).

1.2            In accordance with the specific and general Executive Management instructions issued by the Board of Directors of the Company, the Executive Management shall attend to the day-to-day management of the overall activities of the Company, to the coordination of the day-to-day management of the Group in general and to other tasks entrusted to management by legislation and the Executive Management Guidelines of the Board of Directors. When exercising its responsibilities and carrying out its tasks, the Executive Management shall also observe these guidelines and any other general and/or specific directions given by the Board of Directors.

1.3            The Executive Management is responsible to the Board of Directors for managing the Company in accordance with the legislation in force at any time, the Articles of Association, these Executive Management Guidelines and any further specific and/or general Executive Management instructions given by the Board of Directors.

1.4            The day-to-day management does not include transactions of an unusual kind or of great importance as seen in relation to the situation of the Company. The Executive Management is only authorized to undertake such transactions upon special prior authorization from the Board of Directors, except where such approval by the Board of Directors cannot be awaited without a major drawback to the business activities of the Company and/or of the Subsidiary. In such case, the Board of Directors must be notified as soon as possible of the transaction that has been made.

1.5            The following transactions, but not limited hereto, shall be considered transactions of an unusual kind or of great importance to the Company for above-said purposes:

•                                          Material changes to the organization of the Company,

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•                                          The appointment of members of the board of directors of subsidiaries and the employment of executive managers of subsidiaries,

•                                          The conclusion of agreements of significant importance or which fall outside the scope of the general line of business of the Company,

•                                          The purchase, sale or pledging (in Danish: “pantsætning”) of real estate,

•                                          The establishment, discontinuation, purchase or sale of subsidiaries, except for the restructuring of existing businesses, as well as the execution of amendments to the capital value (in Danish: “kapitalændringer”) or amendments of the articles of association of subsidiaries,

•                                          Singular investments exceeding the approved budget by DKK 100,000,

•                                          Taking up loans or disposing of securities, pledges or surety (in Danish: “kaution”),

•                                          Material amendments to the existing audit principles followed in the annual reports of the Company and/or its subsidiaries,

•                                          Presents aimed at charity purposes,

•                                          Similar extraordinary transactions, which are likely to obligate the Company in an equivalent manner as above-said illustrative list of transactions.

1.6            The Executive Management shall continuously notify the Board of Directors of significant risk factors, including strategic, organizational, business, and other risk factors of a significant nature. Furthermore, the Executive Management shall ensure that the capital resources of the Company and of its subsidiaries are at an appropriate level at all times, implying inter alia that there is sufficient liquidity to meet the Company’s and/or the subsidiaries’ current and future financial obligations as they fall due.

1.7            The Board of Directors shall approve and sanction any costs incurred by the members

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of the Executive Management themselves, including e.g. travelling costs etc.

2.                   COMPOSITION OF THE EXECUTIVE MANAGEMENT AND ITS INTERNAL DIVI-SION OF WORK

2.1            The Executive Management is composed of one or more managers employed by the Board of Directors. One of the managers is to be employed as the CEO (in Danish: “administrerende direktør”).

2.2            The individual Executive Management members are responsible for the activities of the Company, but in such a manner that each individual manager holds special responsibility for the field attended to by said manager following any specific agreement with the Board of Directors. Generally, the tasks are to be distributed internally within the Executive Management by the CEO.

2.3            On behalf of the Executive Management, the CEO shall ensure regular contact with the Board of Directors, through its Chairman. The CEO is obliged to ensure the performance of any tasks imposed on the Executive Management by the Board of Directors, through its Chairman.

2.4            The Executive Management shall provide the Board of Directors with a written recommendation on the overall strategy of the Company. Within the framework fixed by the Board of Directors, the Executive Management shall ensure the achievement of the objectives set for the Company by the Board of Directors.

2.5            No later than one (1) month before the expiry of the fiscal year (in Danish: “regnskabsår”) of the Company, the Executive Management shall provide the Board of Directors with a draft budget for the subsequent fiscal year for its approval. The budget shall be divided into respectively a result, balance and investment budget as well as a cash budget, along with the enclosure of the recommendation of the Executive Management with respect to the financing of the cash budget.

2.6            The CEO is the chief spokesperson of the Company, both internally and externally, in matters of a general nature pertaining to the Company. All communication with

21

Company shareholders and the public in matters of an extraordinary or overall nature must however be handled by the Board of Directors, represented by its Chairman.

2.7            Any member of the Executive Management may request the submission of individual issues to the Board of Directors, through the CEO.

2.8            The Executive Management shall inform the Company’s elected auditor of any such information, which the auditor deems necessary for the purposes of the auditing of the Company and/or its subsidiaries.

3.                   MEETINGS OF THE EXECUTIVE MANAGEMENT

3.1            The Executive Management shall meet according to a plan made by the CEO. Additional meetings will be held whenever necessary.

3.2            The Executive Management meetings are to be summoned and chaired by the CEO. The CEO shall ensure that brief minutes of the Executive Management meetings are entered in the record of proceedings. Minutes and other reports must be signed by all the Executive Management members.

3.3            A manager disagreeing with an Executive Management decision is entitled to have his or her opinion entered into the minutes.

3.4            If the Executive Management members have failed to agree on a matter deemed by one or more of the members to be of material importance, such members and the CEO shall notify the Chairman of the Board of Directors thereof immediately.

4.                   SUBSIDIARIES

4.1            All matters concerning employees of a subsidiary are subject to the directions of the board of directors and management of such company. Employment and dismissal of the management of a subsidiary must however always be approved by the Executive Management and Board of Directors of the Company.

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4.2            The Executive Management shall appoint the chairman and other directors for the subsidiaries. However, the Executive Management must clear any changes to such appointments with the Chairman of the Board of Directors.

4.3            Endeavours shall be made with a view to having the Executive Management members appointed as chairman of the board of directors of any such subsidiaries and, if possible, of affiliated companies. Furthermore, the Executive Management shall endeavour to have at least one more member of the Executive Management or another Company executive appointed director of such company. Finally, endeavours shall be made with a view to appointing supplementary experts for the board of directors of such subsidiaries to the extent necessary.

4.4            In addition to the managerial responsibility, the Executive Management is responsible for controlling the subsidiaries, and to the widest extent possible also the affiliated companies.

4.5            The Executive Management shall endeavour to develop the subsidiaries and their cooperation with the Company so that the Group companies will supplement, reinforce and complete each other when deemed necessary for the long-term Group development.

4.6            Subsidiaries are in general to be operated as independent undertakings in accordance with the policies laid down for each subsidiary. To the requisite extent the management of subsidiaries must be given the opportunity to act at its own initiative and consequently the right to dispose.

5.                   BOARD MEETINGS

5.1            The Executive Management shall participate in Board meetings.

5.2            Matters are to be presented at Board meetings by the Chairman, the CEO or a manager as determined by the Chairman and the CEO.

5.3            A manager may not take part in the consideration of issues concerning an agreement between the Company and such manager or concerning any proceedings against the

23

manager. The same applies to issues concerning an agreement between the Company and any third party or proceedings against such third party if the manager has a material interest in such third party which may be contrary to the interests of the Company.

5.4            In case of the emergence of such issue, the manager may submit a memorandum on the matter to the Board of Directors, but shall otherwise leave the meeting until the Board of Directors has decided the matter.

Adopted at the Executive Management meeting on [•].

The Executive Management:

Name:	Name:
Title:	Title:

Name:
Title:

24

Submitted and approved at the Board meeting in the Company on [•].

For the Board of Directors:

Florian Schönharting (chairman)

APPENDIX 5.2.1(b) - Draft internal rules on trading securities issued by the Company

INTERNAL RULES

ON THE MANAGEMENT’S AND OTHER EMPLOYEES’  TRANSACTIONS WITH SECURITIES ISSUED BY FORWARD PHARMA A/S

CONTENTS

1.	Purpose	3
2.	Inside Information	3
3.	Insider List	5
4.	Trade In Securities Issued By The Company	8
5.	Prohibition Against Speculation	9
6.	prohibition against insider trading	9
7.	Prohibition Against Price Manipulation	9
8.	Suspicion Of Violations	10
9.	Annual Update	11
10.	Effective Date, Etc.	11

2

PREAMBLE

Forward Pharma A/S (the “Company” and, together with its subsidiaries, the “Group”) has applied to have American Depositary Shares (“ADSs”), representing ordinary shares of the Company, listed on the NASDAQ Global Market. These internal rules apply to these ADSs as well as financial instruments attached to the ADSs, including warrants, convertible debentures and similar securities.

These internal rules have been established to provide for compliance with Section 37 of the Danish Securities Trading Act (in Danish: værdipapirhandelsloven) and the United States securities laws, as applied to the Company, and cover:

(i)                                     the dissemination of inside information for the purpose of preventing inside information from becoming available to others than those needing such information; and

(ii)                                  management’s and other employees’ transactions with securities issued by the Company.

1.                                      PURPOSE

1.1                               This set of internal rules governs Group’s officers and directors and its other employees, consultants and contractors, as well as members of their immediate families and households, for the purpose of ensuring that the prohibition against insider trading, price manipulation and speculation is not violated.

2.                                      INSIDE INFORMATION

2.1                               “Inside information” means information, which

•                                          is of a precise nature, meaning information that

(a)                                 indicates a set of circumstances which exists, or may reasonably be expected to come into existence, or an event which has occurred or may reasonably be expected to do so, and

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(b)                                 is specific enough to enable a conclusion to be drawn as to the possible effect of that set of circumstances or event on the market price of the relevant securities;

•                                          has not been made public; and

•                                          relates to (a) the Company, (b) the Company’s securities, or (b) market conditions which, if it were made public, would be likely to have a significant effect on the market price of one or more securities.

2.2                               Information shall be considered as published once, for the market, there has been general and relevant dissemination hereof, which will include that it must be widely disseminated in a manner making it generally available to investors through a report filed with the Securities and Exchange Commission (the “SEC”) or through media such as Dow Jones, Reuters Economic Services, The Wall Street Journal or the Associated Press. The circulation of rumours, even if accurate and reported in the media, does not constitute effective public dissemination.

2.3                               Information shall not be regarded as published until two business days after the day on which the relevant information is disseminated to the public. Consequently, information shall be treated as inside information until that time.

2.4                               Non-published information, to the extent the information is of a precise nature and may be expected to have significant impact on the market price, regarding the matters listed below (including considerations and negotiations relating thereto) shall always be considered inside information:

•                                          considerable profit or loss on single transactions;

•                                          conclusion or termination/cancellation of major co-operation agreements or contracts;

•                                          major investments;

•                                          material new products;

•                                          legal proceedings taken out by or against the Company and/or the Group in the event that the outcome hereof is considered to have material impact;

•                                          major, new markets or lapse of the same;

•                                          purchase or sale of major fixed assets, including real estate;

4

•                                          major expansion, changes or limitations to the activities of the Company and/or the Group;

•                                          business cycle fluctuations of significant importance to the Company and/or the Group;

•                                          liquidation, suspension of payments, bankruptcy petition, etc.;

•                                          proposals for merging with another company;

•                                          proposals for material amendments of the articles of association;

•                                          transfer of a controlling interest in the Company and/or the Group, which the board or management is involved in or has knowledge of.

In addition, any non-published information regarding the following matters comprised by the Company’s specific and/or continuous duty of disclosure must always be regarded as inside information until it has been made public:

•                                          substantial changes in earnings or liquidity;

•                                          interim results and balances, including interim financial reports and budgets, and tax affairs;

•                                          changes to the management and audit;

•                                          the establishment or material changes to incentive schemes.

Finally, all other information that, considering the nature and contents of such information, is considered as confidential or which by the management of the Company is declared to be confidential, shall be considered inside information.

3.                                      INSIDER LIST

3.1                               The Company shall prepare and, on a continuous basis, update a list (the Insider List) of all persons working for the Group and who regularly or in isolated circumstances have access to inside information directly or indirectly relating to the Group.

3.2                               The Insider List shall include both physical and legal persons who work for the Group and who have access to inside information. The Insider List shall also include substantial shareholders in the Company, to the extent such shareholders are not subject to their own insider trading policy.

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3.3                               The following employees shall always be included on the Insider List:

(i)                                     members of the board of directors of the Company;

(ii)                                  executive officers of the Company; and

(iii)                               other managers and senior employees with direct reference to the board of directors, internal auditors and deputy internal auditors.

3.4                               A person must be included on the list even if the person has only had access to inside information in isolated cases. This may e.g. be relevant with respect to persons who are involved with the Company in connection with merger and take-over offers, substantial acquisitions/asset disposals, product development or likewise.

3.5                               The Insider List shall, as a minimum, contain the following information on the persons having or having had access to inside information:

(i)                                     the identity in the form of:

(a)                                 name and civil registration number (CPR-no.) for physical persons having a Danish civil registration number;

(b)                                 name, address and date of birth for physical persons not having a Danish civil registration number; and

(c)                                  name, address and company registration number for legal persons.

(ii)                                  the reason why the person in question is stated on the Insider List; and

(iii)                               the date of the insertion or update of information regarding the persons in question.

3.6                               The Insider List shall be updated immediately when

(i)                                     changes occur as to the reason why the person is included on the Insider List;

(ii)                                  a new person is added to the Insider List; or

6

(iii)                               a person already on the Insider List no longer has access to inside information.

3.7                               The duty to update the Insider List implies that a person shall only appear on the list for as long as such person has access to inside information. Consequently, persons only having had access to inside information in isolated circumstances shall be removed from the list, when the information, which such persons have had access to, has been published. Persons with regular access to inside information shall be stated on the list for as long as such persons have regular access to inside information.

3.8                               In the event that a person has become an insider outside of normal office hours, the Insider List must be updated the next business day.

3.9                               Persons included on the Insider List shall without undue delay be informed (a) that they have been included on the list; (b) of the legal obligations pertaining with possession of inside information; and (c) of the legal sanctions associated with any abuse and unauthorized disclosure of inside information.

Persons included on the list shall be informed that unauthorized disclosure of inside information is punishable under Danish law by fine or up to 1 year and 6 months imprisonment. Abuse of inside information is punishable by fine or up to 1 year and 6 months imprisonment. In case of intentional and aggravated abuse or in case of repeated offences, the punishment may increase to 6 years imprisonment. Additionally, penalties under U.S. securities laws for the unauthorized disclosure of inside information are severe and can subject the disclosing party to civil and/or criminal penalties, including treble damages, imprisonment of up to 20 years and criminal fines of up to $5 million per violation and civil fines of up to three times the gain or loss avoided, regardless of whether the relevant person benefited.

Unauthorized disclosure or abuse will also imply a violation of the conditions of employment, if any, with the Company and may lead to immediate termination and suspension of employment. The Company may also be obliged to report the matter to the police.

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3.10                        The management board is responsible for preparing the Company’s Insider List. The board of directors may appoint a trusted employee to handle the day-to-day updating. The Insider List must state the full name and address of such person.

3.11                        The Insider List shall be kept for no less than five (5) years after preparation or updating of the list.

3.12                        It is the responsibility of the Company’s chief financial officer to ensure compliance with established procedures.

4.                                      TRADE IN SECURITIES ISSUED BY THE COMPANY

4.1                               Persons who are included on the Insider List may only purchase and sell securities of the Company, and financial instruments attached thereto, during a period of four (4) weeks from the date of publishing of the Company’s annual report or interim financial report.

4.2                               Purchase, sale or subscription of shares etc. may not take place outside the 4-week period, unless the chairman of the board of directors has approved the transaction in advance. Such approval may only be granted in special circumstances, e.g. with respect to subscription of employee-owned shares; exercising of subscription rights; share options or similar, where the right may only be exercised within a fixed dead-line, which the rights holder has no influence on.

4.3                               The request to the chairman of the board of directors pursuant to clause 4.2 shall be specific and include the reason for the request. Purchase and sale outside the 4-weeks period may under no circumstances take place within three (3) weeks prior to publication of an interim financial report.

4.4                               It shall be emphasized that, in addition to the above, the prohibition against insider trading in clause 6 always applies - regardless of whether or not permission from the chairman of the board of directors pursuant to clause 4.2 has been granted.

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5.                                      PROHIBITION AGAINST SPECULATION

5.1                               Pursuant to Section 113 of the Danish Companies Act (in Danish: selskabsloven), members of the board of directors and the management board may not engage in speculative transactions involving shares in the Company or in other companies in the Group.

6.                                      PROHIBITION AGAINST INSIDER TRADING

6.1                               The purchase, sale and recommendation to purchase or sell shares in the Company and of financial instruments attached to these shares, including warrants, convertible debentures and similar securities, may not be performed by any person while in possession of inside information.

6.2                               The prohibition against insider trading set out in clause 6.1 applies

(i)                                     to all persons with inside information, regardless of whether or not these persons are included on the Insider List;

(ii)                                  at all times and regardless of whether or not the Company’s management and/or employees would otherwise have been allowed to perform such transactions, including within the 4-weeks period mentioned in item 6.1.

7.                                      PROHIBITION AGAINST PRICE MANIPULATION

7.1                               Pursuant to Section 39 of Danish Securities Trading Act, price manipulation or attempts hereof may not take place. Pursuant to Section 38 of the Danish Securities Trading Act “Price manipulation” shall mean acts covered by nos. (i)-(iv) which are likely to influence the price of the securities in a direction deviating from their value on the market through:

(i)                                     dissemination of information through the media or other methods likely to give false or misleading signals as to the supply of, demand for, or price of securities;

(ii)                                  transactions or orders to trade likely to give false or misleading signals as to the supply of, demand for or price of securities;

9

(iii)                               transactions or orders to trade which employ fictitious devices or any other form of deception or contrivance; or

(iv)                              transactions or orders to trade through which secure, by a person, or persons acting in collaboration, the price of one or several securities at an abnormal or artificial level.

Price manipulation may, for example, include

(i)                                     sending out an expression of opinion through the media regarding a security or an issuer of a security after having previously acquired a certain amount of the relevant security if, at a later time, profit is gained from the impact of the opinions voiced on the price of the security, and if t he conflict of interest is not disclosed to the public in a proper and effective manner no later than at the time said expression of opinion is sent out;

(ii)                                  the buying or selling of securities at the close of the market with the effect of misleading investors acting on the basis of closing prices; or

(iii)                               conduct by a person, or persons acting in collaboration, to secure a dominant position over the supply of or demand for a security which has the effect of fixing, directly or indirectly, purchase or sale prices of the security at an abnormal or artificial level or creating other unfair trading conditions for the transaction.

8.                                      SUSPICION OF VIOLATIONS

8.1                               If the Company’s officers — regardless of the context — suspects that these internal rules have been violated, including violation of the prohibition against insider trading, the management shall immediately inform the chairman of the board of directors hereof.

8.2                               It is emphasized that a violation of these internal rules may constitute a punishable offence and may seriously harm the Company. Regardless of the Company’s wish to protect its employees, the Company may in the event of a violation of these internal rules be obliged to report the violating person(s) to the police and to terminate the employment with immediate effect.

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9.                                      ANNUAL UPDATE

9.1                               The board of directors shall on a regular basis and at least once a year, review and reconsider the contents of these internal rules.

10.                               EFFECTIVE DATE, ETC.

10.1                        These internal rules are effective as per [date].

10.2                        Immediately upon the adoption of these internal rules, a copy shall be handed out to each person included on the Insider List.

10.3                        A copy of these internal rules will upon be handed over to the Danish Financial Supervisory Authority upon its request.

Board of Directors:

Name:	Name:

Name:	Name:

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APPENDIX 5.2.1(c) - Draft internal rules on dissemination of inside information

INTERNAL RULES

ON DISSEMINATION OF INSIDE INFORMATION

CONTENTS

1.	Purpose	3
2.	Inside Information	3
3.	Insider List	5
4.	Observing Confidentiality - Responsibilities	8
5.	Disclosure of Inside Information	9
6.	Suspicion of Violation	10
7.	Obligation To Publish Information Upon Unlawful Disclosure	10
8.	Annual Update	10
9.	Effective Date, Etc.	10

2

PREAMBLE

Forward Pharma A/S (the “Company” and, together with its subsidiaries, the “Group”) has applied to have American Depositary Shares (“ADSs”), representing ordinary shares of the Company, listed on the NASDAQ Global Market.

These internal rules have been established to provide for compliance with Section 37 of the Danish Securities Trading Act (in Danish: værdipapirhandelsloven) and the United States securities laws, as applied to the Company, and cover:

(i)                                     the dissemination of inside information for the purpose of preventing inside information from becoming available to others than those needing such in- formation; and

(ii)                                  management’s and other employees’ transactions with securities issued by the Company.

1.                                      PURPOSE

1.1                               The main purpose of this set of internal rules is to prevent inside information from becoming available to others than those specifically needing such information.

2.                                      INSIDE INFORMATION

2.1                               “Inside information” means information, which

•                                          is of a precise nature, meaning information that

(a)                                 indicates a set of circumstances which exists, or may reasonably be expected to come into existence, or an event which has occurred or may reasonably be expected to do so, and

(b)                                 is specific enough to enable a conclusion to be drawn as to the possible effect of that set of circumstances or event on the market price of the relevant securities;

3

•                                          has not been made public; and

•                                          relates to (a) the Company, (b) the Company’s securities, or (b) market conditions which, if it were made public, would be likely to have a significant effect on the market price of one or more securities.

2.2                               Information shall be considered as published once, for the market, there has been general and relevant dissemination hereof, which will include that it must be widely disseminated in a manner making it generally available to investors through a report filed with the Securities and Exchange Commission (the “SEC”) or through media such as Dow Jones, Reuters Economic Services, The Wall Street Journal or the Associated Press. The circulation of rumours, even if accurate and reported in the media, does not constitute effective public dissemination.

2.3                               Information shall not be regarded as published until two business days after the day on which the relevant information is disseminated to the public. Consequently, information shall be treated as inside information until that time.

2.4                               Non-published information, to the extent the information is of a precise nature and may be expected to have significant impact on the market price, regarding the matters listed below (including considerations and negotiations relating thereto) shall always be considered inside information:

•                                          considerable profit or loss on single transactions;

•                                          conclusion or termination/cancellation of major co-operation agreements or contracts;

•                                          major investments;

•                                          material new products;

•                                          legal proceedings taken out by or against the Company and/or the Group in the event that the outcome hereof is considered to have material impact;

•                                          major, new markets or lapse of the same;

•                                          purchase or sale of major fixed assets, including real estate;

•                                          major expansion, changes or limitations to the activities of the Company and/or the Group;

•                                          business cycle fluctuations of significant importance to the Company and/or the Group;

4

•                                          liquidation, suspension of payments, bankruptcy petition, etc.;

•                                          proposals for merging with another company;

•                                          proposals for material amendments of the articles of association;

•                                          transfer of a controlling interest in the Company and/or the Group, which the board or management is involved in or has knowledge of.

In addition, any non-published information regarding the following matters comprised by the Company’s specific and/or continuous duty of disclosure must always be regarded as inside information until it has been made public:

•                                          substantial changes in earnings or liquidity;

•                                          interim results and balances, including interim financial reports and budgets, and tax affairs;

•                                          changes to the management and audit;

•                                          the establishment material changes to incentive schemes.

Finally, all other information that, considering the nature and contents of such information, is considered as confidential or which by the management of the Company is declared to be confidential, shall be considered inside information.

3.                                      INSIDER LIST

3.1                               The Company shall prepare and, on a continuous basis, update a list (the Insider List) of all persons working for the Group and who regularly or in isolated circumstances have access to inside information directly or indirectly relating to the Group.

3.2                               The Insider List shall include both physical and legal persons who work for the Group and who have access to inside information. The Insider List shall also include substantial shareholders in the Company, to the extent such shareholders are not subject to their own insider trading policy.

3.3                               The following employees shall always be included on the Insider List:

(i)                                     members of the board of directors of the Company;

(ii)                                  executive officers of the Company; and

5

(iii)                               other managers and senior employees with direct reference to the board of directors, internal auditors and deputy internal auditors.

3.4                               A person must be included on the list even if the person has only had access to inside information in isolated cases. This may e.g. be relevant with respect to persons who are involved with the Company in connection with merger and take-over offers, substantial acquisitions/asset disposals, product development or likewise.

3.5                               The Insider List shall, as a minimum, contain the following information on the persons having or having had access to inside information:

(i)                                     the identity in the form of:

(a)                                 name and civil registration number (CPR-no.) for physical persons having a Danish civil registration number;

(b)                                 name, address and date of birth for physical persons not having a Danish civil registration number; and

(c)                                  name, address and company registration number for legal persons.

(ii)                                  the reason why the person in question is stated on the Insider List; and

(iii)                               the date of the insertion or update of information regarding the persons in question.

3.6                               The Insider List shall be updated immediately when

(i)                                     changes occur as to the reason why the person is included on the Insider List;

(ii)                                  a new person is added to the Insider List; or

(iii)                               a person already on the Insider List no longer has access to inside information.

3.7                               The duty to update the Insider List implies that a person shall only appear on the list for as long as such person has access to inside information. Consequently, persons

6

only having had access to inside information in isolated circumstances shall be removed from the list, when the information, which such persons have had access to, has been published. Persons with regular access to inside information shall be stated on the list for as long as such persons have regular access to inside information.

3.8                               In the event that a person has become an insider outside of normal office hours, the Insider List must be updated the next business day.

3.9                               Persons included on the Insider List shall without undue delay be informed (a) that they have been included on the list; (b) of the legal obligations pertaining with possession of inside information; and (c) of the legal sanctions associated with any abuse and unauthorized disclosure of inside information.

Persons included on the list shall be informed that unauthorized disclosure of inside information is punishable under Danish law by fine or up to 1 year and 6 months imprisonment. Abuse of inside information is punishable by fine or up to 1 year and 6 months imprisonment. In case of intentional and aggravated abuse or in case of repeated offences, the punishment may increase to 6 years imprisonment. Additionally, penalties under U.S. securities laws for the unauthorized disclosure of inside information are severe and can subject the disclosing party to civil and/or criminal penalties, including treble damages, imprisonment of up to 20 years and criminal fines of up to $5 million per violation and civil fines of up to three times the gain or loss avoided, regardless of whether the relevant person benefited.

Unauthorized disclosure or abuse will also imply a violation of the conditions of employment, if any, with the Company and may lead to immediate termination and suspension of employment. The Company may also be obliged to report the matter to the police.

3.10                        The management board is responsible for preparing the Company’s Insider List. The board of directors may appoint a trusted employee to handle the day-to-day updating. The Insider List must state the full name and address of such person.

3.11                        The Insider List shall be kept for no less than five (5) years after preparation or updating of the list.

7

3.12                        It is the responsibility of the Company’s chief financial officer to ensure compliance with established procedures.

4.                                      OBSERVING CONFIDENTIALITY - RESPONSIBILITIES

4.1                               All of the Company’s employees are obliged to treat inside information confidential. It is the responsibility of the chief financial officer to emphasize the importance hereof to the Company’s employees.

4.2                               Inside information shall, internally as well as externally, be kept with as few persons as possible.

4.3                               The Company’s board of directors and officers shall, when working on cases containing inside information, ensure that this information is disclosed to only those employees, external advisors etc., which specifically need to receive this information.

4.4                               It is moreover the responsibility of the Company’s officers to ensure confidential treatment of inside information, including by way of preparing further guidelines, to the effect that

•                                          special attention is observed in connection with copying and transmissions, including when using e-mails;

•                                          access to inside information in data rooms, including storage of text, is ensured and limited to the relevant persons by use of passwords or similar;

•                                          careful shredding takes place and that confidential material is not left at places accessible for unauthorized persons;

•                                          transmissions of confidential faxes, letters and e-mails are coordinated in a manner so that only the right recipient will receive the transmission; and

•                                          confidential matters and information are disclosed under a code name or on anonymous terms.

8

5.                                      DISCLOSURE OF INSIDE INFORMATION

5.1                               Any person with inside information may not disclose such information to any other person unless such disclosure is made within the normal course of the exercise of his employment, profession or duties and that the recipient has a specific, professional need of the information.

5.2                               Any employee participating in the Company’s investor meetings shall in particular be aware that no information is being disclosed on the meetings, which may affect the market price, as this may be considered an unlawful disclosure of inside information.

5.3                               The recipient of inside information shall expressly be made aware that inside information is involved, which may not be disclosed to others.

5.4                               An employee in possession of inside information and having the need to disclose this information (in full or in part) to others, either inside or outside of the Company, shall in case of doubt present the matter to the management board. The employee shall, unless it will constitute a disclosure of inside information, inform the chief financial officer or, in his absence, another member of the management about the disclosure, which has taken place, including stating which persons who have received the inside information.

5.5                               The chief executive officer shall ensure that employees, external advisors and business partners having access to inside information undertake a non-disclosure and confidentiality obligation substantially in the form attached hereto as Schedule 1, or that external advisors declare that they are comprised by a set of professional rules being as strict as these present rules. Otherwise, the Company will be obliged to publish the inside information as a whole at the time of the disclosure to the third party.

5.6                               Unless otherwise specifically resolved by the board of directors, only the chairman of the Company’s board of directors and the chief executive officer shall be entitled to speak on behalf of the Company and the Group about matters, which may have an impact on the market price of the Company’s shares and other securities.

9

6.                                      SUSPICION OF VIOLATION

6.1                               It is emphasized that these internal rules has been prepared for the purpose of preventing inside information from becoming available to others than those needing such information. Violations of these rules may constitute a punishable offence and may seriously harm the Company. Regardless of the Company’s wish to protect its employees, the Company may in the event of a violation of these internal rules be obliged to report the violating person(s) to the police and to terminate the employment with immediate effect.

7.                                      OBLIGATION TO PUBLISH INFORMATION UPON UNLAWFUL DISCLOSURE

7.1                               If established that inside information has been unlawfully disclosed, the chief financial officer shall ensure that the inside information, as a whole, is immediately published in accordance with clause 2.2 above. This obligation does, however, not apply if the receiving third party is subject to professional secrecy according to law, regulatory requirements, articles of association or contract, and if the recipient in connection with the disclosure was informed that the information is inside information and that the recipient thus is subject to the prohibition against disclosure of inside information.

8.                                      ANNUAL UPDATE

8.1                               The board of directors shall on a regular basis and at least once a year, review and reconsider the contents of these internal rules.

9.                                      EFFECTIVE DATE, ETC.

9.1                               These internal rules are effective as per [date].

9.2                               A copy of these internal rules will upon be handed over to and the Danish Financial Supervisory Authority upon their request.

10

Board of Directors:

Name:	Name:

Name:	Name:

11

Schedule 1 — Non-Disclosure and Confidentiality Undertaking

CONFIDENTIAL

To:	Forward Pharma A/S
Østergade 24 A 1
1100 Copenhagen K
Denmark
Company registration no: 28865880

NON-DISCLOSURE AND CONFIDENTIALITY UNDERTAKING

The undersigned hereby confirms (i) having received a copy of Forward Pharma A/S’ Internal Rules on dissemination of inside information for the purpose of preventing inside information from becoming available to others than those needing such information; and (ii) undertakes to observe and comply with these internal rules.

[Place], [Date]

Name:
Position:
Address:

12